UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2010

AFFINITY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-113982	13-3377709
(State of incorporation)	Commission File Number	(IRS Employer
Identification No.)

2575 Vista Del Mar Drive	(805) 667-4100
Ventura, CA 93001	(Registrant’s telephone
(Address of executive offices)	number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instructions A.2. below)

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13d-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.                                        Regulation FD Disclosure

On November 15, 2010, Affinity Group, Inc. (the “Company”) announced the pricing of $333.0 million of 11.5% senior secured notes due 2016 (the “Notes”) in a private offering expected to close on November 30, 2010. There are no assurances that this offering will be completed.

The Notes are being offered only to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside of the United States in compliance with Regulation S of the Securities. The Notes have not been registered under the Securities Act, any other federal securities laws or the securities laws of any state, and until so registered, the Notes may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities.

In connection with the pricing of the Notes, the Company disclosed certain information to prospective investors, including the following information. Not all of the information contained in the offering memorandum appears below. Accordingly, certain sections referred to in cross references and certain definitions do not appear below. The following information amends and supplements information in the Company’s Current Report on Form 8-K dated November 4, 2010 (the “Prior 8-K”).  Any information in the Prior 8-K that is inconsistent with the information in this report is deemed to be amended and superseded by the information herein.  This report should be read in conjunction with the Prior 8-K.

Unless otherwise indicated or required by the context: (i)’’we,’’ ‘‘our,’’ ‘‘us’’ and ‘‘our Company’’ refer to Affinity Group, Inc. and its consolidated subsidiaries, (ii) ‘‘Issuer’’ refers only to Affinity Group, Inc. and not to any of its subsidiaries, (iii) ‘‘fiscal year’’ refers to the twelve-month period ended December 31 of the applicable year and (iv)’’LTM’’ or the ‘‘LTM Period’’ refers to the twelve-month period ended September 30, 2010.

Use of Proceeds

We will use the net proceeds from this offering to (i) redeem and discharge all of our outstanding 9% senior subordinated notes due 2012 (the “AGI Existing Notes”), (ii) permanently repay all of the outstanding indebtedness under our existing senior secured credit facility (the “AGI Existing Credit Facility”), (iii) repay all of the outstanding indebtedness under, but not terminate, our existing Camping World revolving credit facility (the “CW Credit Facility”), (iv) make a distribution to our direct parent, Affinity Group Holding, Inc. (“Parent”), to enable Parent, together with other funds being raised concurrently with this offering, to redeem and discharge all of the Parent’s outstanding 10-7/8% senior notes due 2012 (“AGHI Existing Notes”) and (v) pay accrued and unpaid interest to the date of redemption or repayment, as applicable, and fees and expenses in connection with such transactions. The following table sets forth the estimated sources and uses of funds in connection with this offering, as if the offering had closed on September 30, 2010:

Sources of Funds		Uses of Funds

Notes offered hereby (net of 2% OID) (1)	$326.0	Repayment of AGI Existing Credit Facility(2)	$150.2
		Redemption of AGI Existing Notes(3)	139.4
		Repayment of CW Credit Facility	5.7
		Distribution to Parent for redemption of AGHI Existing Notes(4)	19.6
		Proceeds available for working capital needs	1.0
		Estimated fees and expenses of this offering(5)	10.1
Total sources	$326.0	Total uses	$326.0

(Dollars in millions)

(1)                   We estimate that the gross proceeds of this offering will be $333.0 million, which does not include an original issue discount of 2.1%.

(2)                   As of September 30, 2010, the AGI Existing Credit Facility bore interest at a rate per annum of approximately LIBOR plus 10.0% with a 3.0% LIBOR floor.  The AGI Existing Credit Facility matures on the earlier of 90 days prior to the maturity date of the AGI Existing Notes or March 1, 2015.  Retirement amount includes $144.3 million principal amount and $4.3 million related to prepayment fees and accrued interest through September 30, 2010 but does not include accrued and unpaid interest since September 30, 2010.

(3)                   Redemption amount includes accrued interest through September 30, 2010 but does not include accrued and unpaid interest since September 30, 2010.

(4)                   Represents the portion of the outstanding principal amount of the AGHI Existing Notes that will be redeemed and discharged with the proceeds from the issuance of the notes through a distribution of such proceeds to the Parent.  The balance of the AGHI Existing Notes will be redeemed and discharged with other funds being raised by the Parent concurrently with this offering.

(5)                   Includes (i) estimated legal, accounting and other fees and expenses associated with the notes offered hereby and (ii) the initial purchasers’ discounts and commission relating to this offering.

Capitalization

The following table sets forth our cash and cash equivalents, total debt and total stockholder’s deficit as of September 30, 2010 (i) on an actual basis and (2) on an as adjusted basis to give effect to the Refinancing Transactions and the application of the proceeds there from as described in “Use of Proceeds.”

This table should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations and the consolidated financial statements and related notes thereto contained in Affinity Group, Inc.’s annual report on Form 10-K for the year ended December 31, 2009 and its quarterly report on Form 10-Q for the quarter ended September 30, 2010 and the “Summary Historical and As Adjusted Consolidated Financial Data”,  each of which is contained elsewhere in this offering memorandum.

	As of September 30, 2010
	Actual	As Adjusted
Cash and cash equivalents (1)	$10,746	$11,746
Debt:
AGI Existing Credit Facility (2)	$142,345	$—
CW Credit Facility	5,700	—
AGI Existing Notes	137,824	—
Notes offered hereby, net of $7.0 million original issue discount	—	326,014
Other debt	315	315

Total debt	286,184	326,329

Total stockholders’ deficit	(230,267)	(259,875)
Total capitalization	$55,917	$66,454

(Dollars in thousands)

(1)               Does not reflect cash on hand that will be used to pay accrued and unpaid interest on the AGI Existing Credit Facility, the CW Credit Facility and the AGI Existing Notes, as the case may be, since September 30, 2010 up to the date of redemption.  See “Use of Proceeds”.

(2)                   Reflects principal amount of debt, net of $7.0 million original issue discount.

Summary Historical and As Adjusted Consolidated Financial Data

The summary consolidated and as adjusted financial data set forth below should be read in conjunction with (i) the sections entitled ‘‘Management’s Discussion and Analysis of Financial Condition and Results of Operations,’’ ‘‘Use of Proceeds’’ and ‘‘Capitalization’’ and (ii) our consolidated audited annual and unaudited interim financial statements and the notes thereto, each of which are contained elsewhere in this offering memorandum.

The following tables set forth summary consolidated statement of operations data for the years ended December 31, 2007, 2008 and 2009, the nine months ended September 30, 2009 and September 30, 2010 and balance sheet data as of September 30, 2010. The following tables also set forth summary financial data and certain credit statistics. The summary consolidated statement of operations and financial data for the years ended December 31, 2007, 2008 and 2009 have been derived from consolidated audited financial statements included in this offering memorandum.

The summary consolidated unaudited financial data for the nine months ended September 30, 2009 and September 30, 2010 and as of September 30, 2010 have been derived from our unaudited consolidated condensed financial statements which, in the opinion of management, include all adjustments, including usual recurring adjustments, necessary for the fair presentation of that information for such periods. The summary consolidated financial data presented for the interim periods is not necessarily indicative of the results for the full year.

The summary consolidated financial data for the unaudited LTM Period have been prepared by adding the financial data from our audited consolidated financial statements for the fiscal year ended December 31, 2009 to the financial data from our unaudited condensed consolidated financial statements for the nine months ended September 30, 2010 and subtracting the financial data from our unaudited condensed consolidated financial statements for the nine months ended September 30, 2009 (each included elsewhere in this offering memorandum). The results of operations for the LTM Period are not necessarily indicative of the results to be expected for any future period.

The summary consolidated as adjusted financial data set forth below give effect to the Refinancing Transactions as if they had occurred on September 30, 2010 for balance sheet data purposes and September 30, 2009 for income statement purposes. Such data is based on assumptions and is presented for illustrative and informational purposes only and does not purport to represent what our actual financial position or results of operations would have been had this offering and the Refinancing Transactions actually been completed on the date or for the periods indicated, and is not necessarily indicative of our financial position or results of operations as of the specified date or in the future.

The unaudited Pro Forma Adjusted EBITDA is provided for illustrative purposes only and does not represent what the actual Adjusted EBITDA would have been had the adjustments occurred the first day of the LTM Period, nor does it purport to represent Adjusted EBITDA for any future period or financial position for any future date.

	Fiscal Year Ended			Nine Months Ended		LTM Ended
	December 31,			September 30,		September 30,
	2007	2008	2009	2009	2010	2010
				(unaudited)	(unaudited)	(unaudited)
Statement of Operation Data:
Revenue:
Membership services	$149,937	$152,643	$142,147	$109,960	$113,745	$145,932
Media	90,537	82,424	59,061	35,116	30,087	54,032
Retail	321,730	291,070	270,573	214,820	217,824	273,577
Total revenue	562,204	526,137	471,781	359,896	361,656	473,541

Costs applicable to revenues:
Membership services	94,840	90,758	84,826	67,976	67,706	84,556
Media	62,258	61,126	46,079	28,032	23,459	41,506
Retail	194,940	170,911	164,510	130,840	127,907	161,577
Total costs applicable to revenues	352,038	322,795	295,415	226,848	219,072	287,639

Gross Profit	210,166	203,342	176,366	133,048	142,584	185,902

Operating expenses:
Selling, general and administrative	145,556	142,757	128,917	97,219	97,601	129,299
Goodwill impairment	—	47,601	46,884	46,884	—	—
Impairment of investment in affiliate	—	81,005	—	—	—	—
Financing expense	—	—	2,607	1,877	7,578	8,308
Depreciation and amortization	18,948	19,798	21,076	16,208	14,149	19,017
Total operating expenses	164,504	291,161	199,484	162,188	119,328	156,624

(Loss) Income from operations	45,662	(87,819)	(23,118)	(29,140)	23,256	29,278

(Dollars in thousands)

	Fiscal Year Ended			Nine Months Ended		LTM Ended
	December 31,			September 30,		September 30,
	2007	2008	2009	2009	2010	2010
				(unaudited)	(unaudited)	(unaudited)
Other Financial Data:
EBITDA (1)	$63,686	$(70,738)	$2,118	$(8,673)	$36,737	$47,528
Pro Forma Adjusted EBITDA (1)	65,915	60,274	49,058	35,182	45,378	64,709
Depreciation and amortization	18,948	19,798	21,076	16,208	14,149	19,017
Capital expenditures	19,708	11,782	3,190	2,481	3,097	3,806

	As of September 30, 2010
	Actual	As Adjusted
Balance Sheet Data:
Cash and cash equivalents	$10,746	$11,746
Total assets	226,991	233,334
Total debt (net of 2.1% original issue discount)	286,183	326,329
Total stockholders’ deficit	(230,267)	(259,875)

LTM Ended
September 30,
2010
As Adjusted Financial Data and Credit Statistics:
Cash interest expense	$44,258
Net debt	314,583
Ratio of Pro Forma Adjusted EBITDA to cash interest expense	1.5x
Ratio of net debt to Pro Forma Adjusted EBITDA	4.9x

(Dollars in thousands)

(1)          EBITDA represents net income (loss) before (i) income tax expense (benefit), (ii) interest income, (iii) interest expense and (iv) depreciation and amortization. Adjusted EBITDA represents EBITDA before financing expense, goodwill impairment, impairment of investment in affiliate, (gain) loss on derivative instrument, (gain) loss on debt restructure, other non-operating expense, deferred compensation, non-recurring general & administrative items, non-recurring waiver fee from marketing partner and prior Camping World license fee.

Pro Forma Adjusted EBITDA represents Adjusted EBITDA after the annualized impact of pro forma rent adjustments and Camping World service and license fee income.

The following table sets forth, for the periods indicated, a reconciliation of net income to EBITDA and to Adjusted EBITDA and Pro Forma Adjusted EBITDA:

	Fiscal Year Ended			Nine Months Ended		LTM Ended
	December 31,			September 30,		September 30,
	2007	2008	2009	2009	2010	2010

Net (loss) income	$18,928	$(111,972)	$(38,948)	$(34,157)	$(6,247)	$(11,038)
Income tax expense (benefit)	1,583	(2,213)	(10,366)	(12,216)	259	2,109
Interest income	(592)	(579)	(517)	(392)	(374)	(499)
Interest expense	24,819	24,228	30,873	21,884	28,950	37,939
Depreciation and amortization	18,948	19,798	21,076	16,208	14,149	19,017
EBITDA	$63,686	$(70,738)	$2,118	$(8,673)	$36,737	$47,528

Financing expense (a)	—	—	2,607	1,877	7,578	8,308
Goodwill impairment (b)	—	47,601	46,884	46,884	—	—
Impairment of investment in affiliate (c)	—	81,005	—	—	—	—
(Gain) loss on derivative instrument (d)	955	2,394	(745)	(799)	698	752
(Gain) loss on debt restructure (e)	775	—	(4,678)	(4,678)	—	—
Other non-operating expense, net (f)	149	323	1,263	1,218	(30)	15
Deferred compensation (g)	350	(311)	—	—	3,874	3,874
Non-recurring general & administrative items (h)	—	—	1,609	603	(979)	27
Non-recurring waiver fee from marketing partner (i)	—	—	—	—	(2,500)	(2,500)
Prior Camping World license fee (j)	—	—	—	(1,250)	—	1,250
Adjusted EBITDA	$65,915	$60,274	$49,058	$35,182	$45,378	$59,254

Pro forma rent adjustments (k)	—	—	—	—	—	350
Camping World cost reimbursement and license fee (l)	—	—	—	—	—	5,105
Pro Forma Adjusted EBITDA	$65,915	$60,274	$49,058	$35,182	$45,378	$64,709

(Dollars in thousands)

(a)	Represents financing costs related to debt financings completed in 2009 and 2010.

(b)	Represents the book value asset write-down of our retail and media segments in 2008 and 2009, respectively.

(c)	Represents the book value write-off of our preferred membership interest in FreedomRoads Holdings Company, LLC (“FreedomRoads”).

(d)	Represents the change in fair value of our interest rate swap agreements.

(e)	Represents the (gain) or loss related to the repurchase of our AGI Existing Notes in 2007 and 2009.

(f)	Represents fees related to the extension of the AGI Existing Credit Facility in 2009 and (gains) losses related to asset sales.

(g)	Represents changes in the value of our deferred compensation agreements with certain officers.

(h)	Represents non-cash expenses related to purchase price adjustments, write-off of deferred financing costs and reimbursement of prior period legal expenses.

(i)	Represents non-recurring increase in revenue due to waiver fee from a marketing partner.

(j)	Represents the write—off in the fourth quarter of 2009 of the prior Camping World license fee accrual that was booked in the first quarter of 2009.

(k)	Represents annualized cost savings from renegotiating rental arrangements on three properties: Bolingbrook, Vacaville and Council Bluffs.

(l)

Represents annualized revenue impact from Camping World cost reimbursement and license fee payments and annualized cost reimbursement from FreedomRoads for database, call center and online retail services pursuant to the Second Amended and Restated Cooperative Resources Agreement with FreedomRoads. See “Certain Relationships and Related Transactions.”

Cautionary Statement Regarding Forward-Looking Statements

This Regulation FD disclosure includes forward-looking statements within the meaning of the U.S. federal securities laws in addition to historical information. These forward-looking statements are included throughout this offering memorandum, including in the sections entitled ‘‘Summary,’’ ‘‘Risk Factors,’’ ‘‘Management’s Discussion and Analysis of Financial Condition and Results of Operations’’ and ‘‘Business’’ and include, without limitation, statements regarding our industry, business strategy, plans, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. When used in this discussion, the words ‘‘anticipate,’’ ‘‘assume,’’ ‘‘believe,’’ ‘‘budget,’’ ‘‘continue,’’ ‘‘could,’’ ‘‘estimate,’’ ‘‘expect,’’ ‘‘intend,’’ ‘‘may,’’ ‘‘plan,’’ ‘‘potential,’’ ‘‘predict,’’ ‘‘project,’’ ‘‘will,’’ ‘‘future’’ and similar terms and phrases are intended to identify forward-looking statements in this offering memorandum. Forward-looking statements reflect our current expectations regarding future events, results or outcomes. Although we believe that the expectations reflected in or suggested by such forward looking statements are reasonable, these expectations may not prove to be correct or we may not achieve the financial results, savings or other benefits anticipated in the forward-looking statements. These forward-looking statements are necessarily estimates reflecting our management’s best judgment and involve a number of known and unknown risks and uncertainties, many of which are beyond our control, which could result in our expectations not being realized or otherwise materially affect our financial condition, results of operations and cash flows. Actual events, results and outcomes may differ materially from our expectations due to a variety of factors.

All future written and verbal forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. In light of these and other risks, uncertainties and assumptions, the forward-looking events discussed in this offering memorandum might not occur. You should read this offering memorandum completely and with the understanding that actual future results may be materially different from what we expect. The forward-looking statements speak only as of the date stated or otherwise, as of the date of this offering memorandum, and, except as required by law, we do not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, even if experience or future events make it clear that any expected results expressed or implied by these forward-looking statements will not be realized.

Section 9 — Financial Statements and Exhibits

Item 9.01:  Financial Statements and Exhibits

a. Financial Statements:  N/A

b. Pro forma financial statements:  N/A

c. Shell company transactions:  N/A

d. Exhibits:

99.1                           Press Release announcing sale of $333.0 million of senior secured notes due 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFINITY GROUP, INC.
(Registrant)

Date: November 15, 2010	/s/ Thomas F. Wolfe
Thomas F. Wolfe
Senior Vice President
and Chief Financial Officer